As Filed with the Securities and Exchange Commission on December 3, 2015
Registration No. ___-_____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 1
TO FORM S-3
POST-EFFECTIVE AMENDMENT NO.1 TO FORM S-1
ON FORM S-3 REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

IRADIMED CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	73-1408526
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
1025 Willa Springs Drive
Winter Springs, Florida 32708
Telephone: (407) 677-8022
Fax: (407) 677-5037
(Address including zip code and telephone number, including area code, of registrant’s principal executive offices)

Roger Susi
President
IRADIMED CORPORATION
1025 Willa Springs Drive
Winter Springs, Florida 32708
Telephone: (407) 677-8022
Fax: (407) 677-5037
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to
Leib Orlanski, Esq.
Mark L. Hammes, Esq.
Trevor D. Belton, Esq.
K&L Gates LLP
10100 Santa Monica Blvd., 8th Floor
Los Angeles, CA 90067
Telephone (310) 552-5562
Facsimile (310) 552-5001

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per unit (1)	Proposed maximum aggregate offering price(1)	Amount of registration fee(3)
Primary Offering
Common stock, par value $0.0001 per share	—	—	$40,000,000	$4,028
Secondary Offering by selling stockholder
Common stock, par value $0.0001 per share	1,200,000	$32.00	$38,400,000	$3,867
Common Stock Underlying Warrants(2)
Common stock, par value $0.0001 per share	201,600			(4)
Total			$78,400,000	$7,895
(1) An indeterminate aggregate number of shares of common stock of iRadimed Corporation is being registered as may be issued from time to time at currently indeterminable prices with an aggregate maximum offering price not to exceed $40,000,000. In addition, up to 1,200,000 shares of common stock may be sold from time to time pursuant to this registration statement by the selling stockholder described herein.
(2) The shares of Common Stock underlying the Warrants registered under the registrant’s Registration Statement on Form S-1 (File No. 333-196875) (the “Prior Registration Statement”) and a Post Effective Amendment to that Form S-1 are included in this Registration Statement.  Pursuant to Rule 429(b), this registration statement, upon effectiveness, also constitutes a Post-Effective Amendment to the Prior Registration Statement, which post-effective amendment shall hereafter become effective concurrently with the effectiveness of this registration statement and in accordance with Section 8(c) of the Act. If securities previously registered under the Prior Registration Statement are offered and sold before the effective date of this registration statement, the amount of previously registered securities so sold will not be included in the prospectus hereunder.
(3) Calculated in accordance with Rule 457(o) under the Securities Act. $7,049 of the registration fee has been previously paid.
(4) All applicable filing fees relating to the shares of Common Stock Underlying Warrants were paid at the time of filing the Prior Registration Statement.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Pursuant to Rule 429(a) under the Act, the prospectus included in this registration statement is a combined prospectus relating to (i) $78,400,000 of shares to be sold from time to time by the registrant and the selling stockholder as described herein, and (ii) 201,600 shares of common stock underlying warrants, which underlying shares were registered and remain unsold under the registrant’s Registration Statement on Form S-1 (File No. 333-196875), which was initially declared effective by the Securities and Exchange Commission on July 15, 2014. Pursuant to Rule 429(b), this registration statement, upon effectiveness, also constitutes a Post-Effective Amendment to the Prior Registration Statement, which post-effective amendment shall hereafter become effective concurrently with the effectiveness of this registration statement and in accordance with Section 8(c) of the Act. If securities previously registered under the Prior Registration Statement are offered and sold before the effective date of this registration statement, the amount of previously registered securities so sold will not be included in the prospectus hereunder.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement relating to these securities that has been filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

(Subject to Completion, Dated December 3, 2015)
PROSPECTUS
IRADIMED CORPORATION
$40,000,000
Shares of Common Stock
1,200,000
Shares of Common Stock offered by the selling stockholder

We may offer to the public from time to time in one or more series or issuances at prices and on terms that we will determine at the time of each offering shares of our common stock. The aggregate initial offering price of all securities sold by us pursuant to this prospectus will not exceed $40,000,000.
This prospectus also relates to the resale of up to 1,200,000 shares of our common stock that may be sold from time to time in connection with one or more offerings by Roger Susi (the “selling stockholder”). We will not receive any of the proceeds from any sale of shares of our common stock by the selling stockholder.
This prospectus describes the general manner in which our securities may be offered using this prospectus. Each time we or the selling stockholder offer and sell securities, we will provide you with a prospectus supplement that will contain specific information about the terms of that offering. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus and the applicable prospectus supplement before you purchase any of the securities offered hereby. This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.
We or the selling stockholder may offer the securities directly or through agents or to or through underwriters or dealers. If any agents or underwriters are involved in the sale of the securities their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in an accompanying prospectus supplement. The securities may be offered and sold through public or private transactions at market prices prevailing at the time of sale, at a fixed price or fixed prices, at negotiated prices, at various prices determined at the time of sale or at prices related to prevailing market prices. We or the selling stockholder can sell the securities through agents, underwriters or dealers only with delivery of a prospectus supplement describing the method and terms of the offering of such securities. In addition, shares of our common stock may be offered from time to time through ordinary brokerage transactions on the NASDAQ Capital Market. See “Plan of Distribution.”
Our common stock is currently traded on the NASDAQ Capital Market under the symbol “IRMD.” As of November 30, 2015, the last reported sales price for our common stock was $31.01 per share. The aggregate market value of our outstanding common stock held by non-affiliates was $90,521,039.04 based on 11,087,250 shares of outstanding common stock as of November 30, 2015, of which approximately 2,919,092 shares were held by non-affiliates, and using the closing price per share of our common stock on the NASDAQ Capital Market on November 30, 2015 of $31.01.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 4 of this prospectus, in addition to any Risk Factors contained in the applicable prospectus supplement and in our reports filed with the Securities and Exchange Commission to read about risk factors you should consider before buying our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated            , 2015

You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information different from that contained or incorporated by reference into this prospectus or any prospectus supplement. If any person does provide you with information that differs from what is contained or incorporated by reference in this prospectus or any prospectus supplement, you should not rely on it. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus or any prospectus supplement. You should assume that the information contained in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document and that any information contained in any document we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any prospectus supplement or any sale of a security. These documents are not an offer to sell or a solicitation of an offer to buy these securities in any circumstances under which the offer or solicitation is unlawful.

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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, we may sell any of the securities, or any combination of the securities, described in this prospectus, in each case in one or more offerings up to a total dollar amount of proceeds of $40,000,000 and the selling stockholder may sell up to 1,200,000 shares of our common stock. This prospectus describes the general manner in which our securities may be offered by this prospectus. Each time we or the selling stockholder offer and sell securities, we will provide a prospectus supplement that will contain specific information about the terms of those securities and terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus or in documents incorporated by reference in this prospectus. To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus or in documents incorporated by reference in this prospectus, you should rely on the information in the prospectus supplement. You should carefully read both this prospectus and any prospectus supplement together with the additional information described under “Where You Can Find More Information” before buying any securities in any offering hereunder.
USE OF TERMS
Unless the context otherwise requires, the terms “Company,” “we,” “us,” and “our” refer to IRADIMED CORPORATION., a Delaware corporation.
CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents that are will be incorporated into this prospectus contain “forward-looking statements” that involve substantial risks and uncertainties. The forward-looking statements are contained principally in the sections entitled “About IRADIMED CORPORATION,” and “Risk Factors.” In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. These statements relate to future events or our future financial performance or condition and involve known and unknown risks, uncertainties and other factors that could cause our actual results, levels of activity, performance or achievement to differ materially from those expressed or implied by these forward-looking statements. These forward-looking statements include, but are not limited to, statements about:

•
our ability to receive clearance of our 510(k) submission, resolve various matters identified in the FDA Warning Letter, additional actions by or requests from the FDA (including a request to cease domestic distribution of products) and unanticipated costs or delays associated with the resolution of these matters;

•	our reliance on a single product;

•	our ability to retain the continued service of our key professionals and to identify, hire and retain additional qualified professionals;

•	our expectations regarding the sales and marketing of our products and product candidates;

•	our expectations regarding the integrity of our supply chain for our products;

•	the timing and likelihood of FDA approvals and regulatory actions on our product candidates and product marketing activities;

•	the potential for adverse application of environmental, health and safety and other laws and regulations on our operations;

•	our expectations for market acceptance of our new products;

•	the potential for our marketed products to be withdrawn due to recalls, patient adverse events or deaths;

•	our ability to establish and maintain intellectual property on our products and our ability to successfully defend these in cases of infringement;

•	the implementation of our business strategies;

•	the potential for exposure to product liability claims;

•	our financial performance expectations;

•	our ability to compete in the development and marketing of our products and product candidates with other competitors in the industry;

•
difficulties or delays in the development, production, manufacturing and marketing of new or existing products and services, including difficulties or delays associated with obtaining requisite regulatory approvals or clearances associated with those activities;

•
changes in laws and regulations or in the interpretation or application of laws or regulations, as well as possible failures to comply with applicable laws or regulations as a result of possible misinterpretations or misapplications;

•	cost-containment efforts of our customers, purchasing groups, third-party payers and governmental organizations;

•	costs associated with protecting our trade secrets and enforcing our patent, copyright and trademark rights, and successful challenges to the validity of our patents, copyrights or trademarks;

•
actions of regulatory bodies and other government authorities, including the FDA and foreign counterparts, that could delay, limit or suspend product development, manufacturing or sales or result in recalls, seizures, consent decrees, injunctions and monetary sanctions;

•	costs or claims resulting from potential errors or defects in our manufacturing that may injure persons or damage property or operations, including costs from remediation efforts or recalls;

•	the results, consequences, effects or timing of any commercial disputes, patent infringement claims or other legal proceedings or any government investigations;

•	interruption in our ability to manufacture our products or an inability to obtain key components or raw materials or increased costs in such key components or raw materials;

•	uncertainties in our industry due to government healthcare reform;

•	competitive pressures in the markets in which we operate;

•	the loss of, or default by, one or more key customers or suppliers; and

•	unfavorable changes to the terms of key customer or supplier relationships.

Forward-looking statements are not guarantees of future performance and are subject to substantial risks and uncertainties that could cause the actual results to differ materially from those that we predicted in the forward-looking statements. Investors should carefully review the information contained under the caption “Risk Factors” contained in Item 1A for a description of risks and uncertainties that could cause actual results to differ from those that we predicted. All forward-looking statements are based on information available to us on the date hereof, and we assume no obligation to update forward-looking statements, except as required by Federal Securities laws.

ABOUT IRADIMED CORPORATION
Our Business

We are the only known provider of non-magnetic intravenous (“IV”) infusion pump systems that are designed to be safe for use during magnetic resonance imaging (“MRI”) procedures. Other electromechanical medical devices and pumps contain magnetic and electronic parts that are potentially dangerous to operate in the presence of the powerful magnet that drives an MRI. Our MRidium 3860+ MRI compatible IV infusion pump system has been designed with non-ferrous parts, ceramic ultrasonic motors, non-magnetic mobile stands and other special features in order to safely and predictably deliver anesthesia and other IV fluids during various MRI procedures. Our pump solution provides a seamless approach to providing IV fluids before, during and after an MRI scan, which is important to critically-ill patients who cannot be removed from their vital medications, and children and infants who must generally be sedated in order to remain immobile during an MRI scan. MRidium is a trademark of IRADIMED CORPORATION.

Each IV infusion pump system consists of an MRidium MRI compatible IV infusion pump, mobile stand, and proprietary disposable IV tubing sets and many of these systems contain additional optional upgrade accessories. We primarily generate revenue from the one-time sale of pumps and accessories, in addition to revenue generated from ongoing service contracts and the sale of proprietary disposable tubing sets used during each patient infusion. The principal customers for our MRI compatible products include hospitals, acute care facilities and outpatient imaging centers.

We sell our MRI compatible products through our direct sales force in the U.S. and independent distributors internationally. Selling cycles for medical devices vary widely but are typically three to six months in duration. We also enter into agreements with healthcare supply contracting companies in the U.S., which enable us to sell and distribute our MRidium MRI compatible IV infusion pump systems to their member hospitals. Under these agreements, we are required to pay these group purchasing organizations (“GPOs”) a percentage fee based on sales of our products to their member hospitals. We currently have contracts with four major GPOs that effectively give us the ability to sell to more than 95% of all U.S. acute care facilities.

FDA Warning Letter

The FDA conducted a routine inspection of our prior facility between April 7 and April 16, 2014. This was the first FDA inspection of our facility since the voluntary product recall in August 2012 of certain infusion sets and the voluntary recall in July 2013 of our DERS software. The FDA issued a Form 483 on April 16, 2014 that identified eight observations. The majority of the observations related to procedural and documentation issues associated with the design, development, validation testing and documentation of software used in certain of our products. Other observations were related to the design validation of pump labeling, design analysis of tube stretching, procedures for post-market design review, and control and procedures related to handling certain reported complaints. We submitted a response to the Form 483 in May 2014 and June 2014 in which we described our proposed corrective and preventative actions to address each of the FDA’s observations.

On September 2, 2014, we received a warning letter from the FDA relating to this inspection (the “Warning Letter”). The Warning Letter stated that the FDA accepted as adequate several of our responses to Form 483 observations, identified two responses whose accuracy will be determined in the next scheduled inspection of our facility and identified issues for which our response was determined to be inadequate. The issues identified as inadequate concern our procedures for validating device design primarily related to software quality assurance.

Also, the Warning Letter raised a new issue. The Warning Letter stated that modifications made to software on our previously cleared infusion pumps, the MRidium 3860 and MRidium 3850, were “significant” and required submission of new premarket notifications under Section 510(k) (a “510(k) submission”) of the FDC Act. These modifications were made over time. We believe they were insignificant and did not require premarket notification submissions. However, the FDA indicated that the modifications of the software for the MRidium 3860 and the software for the MRidium 3850 were “significant” modifications because they could significantly affect the safety or effectiveness of these devices. As a result, the Warning Letter states that the products being sold by us are “adulterated” and “misbranded” under the FDC Act. The Warning Letter also indicates that the MRidium 3860+ infusion pump requires separate FDA clearance from the MRidium 3860 and MRidium 3850.

The Warning Letter requested that we immediately cease activities that result in the misbranding or adulteration of the MRidium 3860 MRI infusion pump, MRidium 3850 MRI infusion pump, and the MRidium 3860+ MRI infusion pump, including the commercial distribution of the devices. We immediately complied with the Warning Letter and ceased sale and distribution of the identified products in the United States.

On September 4, 2014, we submitted to the FDA our initial response to the Warning Letter and on September 17, 2014 we sent an additional response that included supplemental information related to the Form 483 inspection observations for which the FDA considered our initial responses inadequate.

On November 25, 2014, we announced that we filed the 510(k) submission related to our MRidium 3860+ MRI IV infusion pumps and on December 12, 2014 we were notified that our 510(k) submission had been formally accepted for review by the FDA. On December 22, 2014, under FDA enforcement discretion, we announced that we resumed domestic distribution of our MRI compatible MRidium 3860+ MRI IV infusion pump systems, without the DERS option. On January 28, 2015, under FDA enforcement discretion, we announced that we resumed domestic distribution of our DERS option.

We continue to work with the FDA to fully resolve the Warning Letter and complete the review of the 510(k) submission.

History and Development

Mr. Susi founded Invivo Research Inc. in 1979 where he developed the first MRI compatible patient monitoring system. Mr. Susi served as the President of Invivo Research Inc. from 1979 until 1998, and as its Chairman of the Board of Directors from 1998 until 2000. Under Mr. Susi’s leadership, Invivo Research matured from a start-up medical device company into a leading producer of vital signs monitoring devices during MRI procedures. Invivo Research was acquired by Invivo Corporation in 1992, which began trading on the NASDAQ Stock Exchange in 1994. Mr. Susi served as a Director of Invivo Corporation from 1998 until 2000 and oversaw technical areas from 2000 to 2004. Invivo Corporation was acquired by Intermagnetics General Corporation in 2004 for $152 million. The Invivo system, currently owned by Koninklijke Philips NV (NYSE: PHG), continues to maintain its position as the market-leading MRI compatible vital signs monitor.

Mr. Susi began exploring the market for an MRI compatible IV infusion pump while at Invivo. Invivo subsequently disclaimed any interest in the infusion pump and acknowledged that Mr. Susi was free to pursue the infusion pump development for his own account. Accordingly, after leaving Invivo in January 2004, Mr. Susi began the formal and detailed development of what subsequently has become our MRidium MRI compatible IV infusion pump system. During 2005, he assembled a team of individuals experienced in the medical device industry, many of whom were former employees of Invivo. This first generation MRI compatible IV infusion pump system and its associated proprietary IV tubing sets obtained FDA market clearance in March 2005 after which point we began our sales and marketing efforts.

We initially marketed the product ourselves in the U.S. with limited sales staff, and within one year, commenced international sales through a network of distributors. In 2006, we signed an exclusive distribution agreement with Mallinckrodt/Tyco Healthcare (now part of Medtronic plc (NYSE: MDT)) for domestic and Canadian distribution of our products including the MRidium 3850 MRI compatible IV infusion pump system. The exclusive arrangement ended in 2010, allowing us to implement a direct marketing strategy with our own sales force in the U.S. and Canada.

In 2009, we introduced our second generation MRI compatible IV infusion pump system, the MRidium 3860+ which improved upon the previous 3850 version in a number of areas, including the addition of SpO2, blood oxygen saturation monitoring, and remote wireless monitoring capability. An SpO2 monitor can signal when an insufficient level of oxygen is being supplied to the body. Our MRidium 3860+ is the leading MRI compatible IV infusion pump system on the market today.

Office Location

Our principal executive offices are located at 1025 Willa Springs Drive, Winter Springs, Florida 32708. Our telephone number is (407) 677-8022. Our website is located at http://www.iradimed.com/en-us/. Information contained on, or that can be accessed through, our website is not part of this prospectus.

RISK FACTORS
An investment in our securities which may be offered hereby is subject to numerous risks, including the risks described under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2014, which is incorporated by reference herein. You should carefully consider these risks, along with the information provided elsewhere in this prospectus and the documents we incorporate by reference in this prospectus before investing in our securities.  You could lose all or part of your investment in the securities.
Legal issues
On September 10, 2014, a Civil Action was filed in the U.S. District Court for the Southern District of Florida (“Lam Civil Action”). The Lam Civil Action was a putative class action lawsuit brought against the Company and certain individuals who are officers and / or directors of the Company. The plaintiff was an alleged shareholder of the Company, and in the operative complaint sought relief on behalf of a class of persons who purchased the Company’s common stock during the period from July 15, 2014 through September 17, 2014. The complaint alleged that the defendants failed to disclose material information concerning the Company’s compliance with FDA regulations in violation of Section 10(b) of the Securities Exchange Act of 1934 and Rule 10b-5 thereunder, and that the putative class members suffered damages as a result. The complaint additionally alleged “control person” liability against the individual defendants under Section 20(a) of the Securities Exchange Act of 1934. The Company disputed the plaintiff’s allegations and theories of liability. On May 26, 2015, the court granted the defendants’ motions to dismiss the complaint in its entirety. On June 22, 2015, the plaintiff filed a notice of appeal in the U.S. Court of Appeals for the Eleventh Circuit. The appeal was dismissed with prejudice by the Court of Appeals on October 28, 2015 on joint motion of the parties.
USE OF PROCEEDS
Unless otherwise indicated in a prospectus supplement relating to a specific offering, we intend to use the net proceeds from the sale of securities by us under this prospectus to expand our sales and marketing initiatives, accelerate our research and development efforts, and for general corporate purposes, which may include working capital, capital expenditures and operational purposes. We may also use a portion of such net proceeds to acquire or invest in businesses or products, although we have no current agreements or commitments relating to any potential acquisitions and we may not complete any such future acquisitions.
The intended application of proceeds from the sale of any particular offering of securities using this prospectus will be described in the accompanying prospectus supplement relating to such offering. The precise amount and timing of the application of these proceeds will depend on our funding requirements and the availability and costs of other funds.
We will not receive any of the proceeds from the sale of any securities offered pursuant to this prospectus by the selling stockholder.

SELLING STOCKHOLDER
This prospectus also relates to the resale by the selling stockholder, Roger Susi, from time to time of an aggregate of 1,200,000 shares of our common stock. The selling stockholder acquired his shares during the organization and initial capitalization of the Company.  The selling stockholder is the President, Chief Executive Officer and a Director of the Company.  As of November 30, 2015, the selling stockholder, through his related trusts, beneficially owned, in the aggregate, 7,000,000 shares of common stock of the Company.  After giving effect to the offering, the selling stockholder will hold 5,800,000 shares of common stock of the Company, comprising 52.4% percent of the Company’s outstanding common stock.  All of such shares of our common stock offered by this prospectus are being offered by the selling stockholder for his own accounts and we will not receive any proceeds from the sale of such shares. The selling stockholder, or his transferees, donees or his respective successors, may resell, from time to time, all, some or none of the shares of our common stock covered by this prospectus, as provided in this prospectus under the section entitled “Plan of Distribution” and in any applicable prospectus supplement. However, we do not know when or in what amount the selling stockholder may offer their shares for sale under this prospectus, if any.
This prospectus also relates to the resale of 201,600 shares of common stock underlying warrants, set forth in the table below, which underlying shares were registered and remain unsold under the registrant’s Registration Statement on Form S-1 (File No. 333-196875) which was initially declared effective by the Securities and Exchange Commission on July 15, 2014.  The underlying warrants were issued in connection with the Company’s Registration Statement on Form S-1 and were registered at that time.

Name of Warrantholder	Number of Shares Underlying Warrants
Roth Capital Partners, LLC	162,031
Lisa Walters-Hoffert	19,409
Monarch Capital Group, LLC	20,160
 All of such shares of our common stock offered by this prospectus are being offered by the selling Warrantholders for their own accounts and we will not receive any proceeds from the sale of such shares. The selling Warrantholders, or their transferees, donees or their respective successors, may resell, from time to time, all, some or none of the shares of our common stock covered by this prospectus, as provided in this prospectus under the section entitled “Plan of Distribution” and in any applicable prospectus supplement. However, we do not know when or in what amount the selling Warrantholder may offer their shares for sale under this prospectus, if any.

DESCRIPTION OF OUR COMMON STOCK
We are authorized to issue 31,500,000 shares of common stock, $0.0001 par value per share. As of November 30, 2015, we had approximately 11,087,250 shares of common stock issued and outstanding.

General
Voting and Dividends.  Each outstanding share of Common Stock shall entitle the holder thereof to one vote on each matter properly submitted to the stockholders of the Company for their vote except for matters related to potential amendments to our Certificate of Incorporation or matters that solely relate to the terms of one or more outstanding series of our Preferred Stock. Holders of our Common Stock are entitled to receive, when, as and if declared by the Board, dividends pro rata based on the number of shares of Common Stock held. These dividend rights are junior to those of the Preferred Stock holders’ rights to dividends, if any.

Liquidation.  Liquidation preference of the Common Stock holders is junior to that of the Preferred Stock holders.

Redemption.  The Common Stock is not redeemable at the option of the holder.
The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of any shares of any series of preferred stock that we may designate in the future.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Corporate Stock Transfer, Inc.

Listing

Our shares of common stock are traded on the NASDAQ Capital Market under the ticker symbol “IRMD.”

CERTAIN PROVISIONS OF DELAWARE LAW, THE COMPANY’S CERTIFICATE OF
INCORPORATION AND BYLAWS, AND THE COMPANY’S STOCKHOLDER RIGHTS PLAN
The following paragraphs summarize certain provisions of the Delaware General Corporation Law, or the DGCL, and our certificate of incorporation and bylaws. The summary does not purport to be complete and is subject to and qualified in its entirety by reference to the DGCL and to our certificate of incorporation and bylaws, copies of which are on file with the SEC as exhibits to documents previously filed by us. See “Where You Can find More Information.”

Certain Provisions of Our Certificate of Incorporation and Bylaws; Delaware Anti-Takeover Law

Certain provisions of Delaware law and our certificate of incorporation and bylaws could make more difficult the acquisition of the Company by means of a tender offer, a proxy contest, or otherwise, and the removal of incumbent officers and directors. Under Delaware law, directors generally have a duty to act without self-interest, on an informed basis, in good faith, and in a manner they reasonably believe to be in the best interests of the stockholders. Nevertheless, a Delaware court will generally apply a policy of judicial deference to a board of directors’ decisions to adopt anti-takeover measures in the face of a potential takeover where the directors are able to show that:

•	they had reasonable grounds for believing that there was a danger to corporate policy and effectiveness from an acquisition proposal; and

•	the board of directors action taken was neither preclusive nor coercive and was reasonable in relation to the threat posed.

Business Combinations. Delaware law generally requires that a majority of the stockholders of both acquiring and target corporations approve statutory mergers. Delaware law does not require a stockholder vote of the surviving corporation in a merger (unless the corporation provides otherwise in its certificate of incorporation) if: (a) the merger agreement does not amend the existing certificate of incorporation; (b) each share of stock of the surviving corporation outstanding immediately before the effective date of the merger is an identical outstanding share after the merger; and (c) either no shares of common stock of the surviving corporation and no shares, securities or obligations convertible into such stock are to be issued or delivered under the plan of merger, or the authorized unissued shares or shares of common stock of the surviving corporation to be issued or delivered under the plan of merger plus those initially issuable upon conversion of any other shares, securities or obligations to be issued or delivered under such plan do not exceed 20% of the shares of common stock of such constituent corporation outstanding immediately prior to the effective date of the merger. Delaware law generally does not require class voting for mergers, reorganizations, sales of assets or similar transactions, except in certain situations involving an amendment of the certificate of incorporation that adversely affects a specific class of shares.
In general, Section 203 defines an “interested stockholder” as any entity or person beneficially owning 15% or more of the outstanding voting stock of a corporation, or an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of a corporation at any time within three years prior to the time of determination of interested stockholder status; and any entity or person affiliated with or controlling or controlled by such entity or person.

Removal and Vacancies. Under our certificate of incorporation, subject to the rights of holders of any series of preferred stock, directors may be removed with or without cause by the affirmative vote of the holders of at least a majority in voting power of the issued and outstanding stock entitled to vote. Any vacancy on our board of directors may only be filled by the holders of Series A Preferred Stock and Common Stock (voting together as a single-class on an as-converted basis) vote of a majority of directors then in office, even if less than a quorum, or by a sole remaining director. When the board fills a vacancy, the director chosen to fill that vacancy will hold office until such director’s successor would have been elected and will qualify or until such director resigns or is removed.
Certificate of Incorporation and Bylaws. Our certificate of incorporation and bylaws contain further provisions that could have the effect of discouraging potential acquisition proposals or making a tender offer or delaying or preventing a change in control, including changes a stockholder might consider favorable. In particular, our certificate of incorporation and bylaws, as applicable, include the following:
•	an advance notice procedure exists with regard to the nomination of candidates for election as directors and with regard to business to be brought before a meeting of stockholders; and
•	our board of directors may designate the terms of and issue new series of preferred stock.
Such provisions may have the effect of discouraging a third-party from acquiring Iradimed even if doing so would be beneficial to its stockholders. These provisions are intended to enhance the likelihood of continuity and stability in the composition of the board of directors and in the policies formulated by them, and to discourage some types of transactions that may involve an actual or threatened change in control of our Company. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal and to discourage some tactics that may be used in proxy fights. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging such proposals because, among other things, negotiation of such proposals could result in an improvement of their terms.
However, these provisions could have the effect of discouraging others from making tender offers for shares of Iradimed that could result from actual or rumored takeover attempts. These provisions also may have the effect of preventing changes in management.
Stockholder Meetings. Our certificate of incorporation provides that any action required or permitted to be taken by stockholders at an annual meeting or special meeting of stockholders may only be taken if it is properly brought before the meeting and may not be taken by written action in lieu of a meeting. Our bylaws further provide that special meetings of the stockholders may only be called by Iradimed’s board of directors, chairman of the board, chief executive officer or the president and the business transacted at special meetings of stockholders is limited to the business stated in the notice of such meetings. Under our bylaws, in order for any matter to be considered “properly brought” before a meeting, a stockholder must comply with advance notice requirements. These provisions could have the effect of delaying, until the next stockholders’ meeting, stockholder actions which are favored by the holders of a majority of our outstanding voting securities. These provisions may also discourage a third party from making a tender offer for our common stock, because even if it acquired a majority of outstanding voting securities, the third party would be able to take action as a stockholder (such as electing new directors or approving a merger) only at a duly called stockholders’ meeting, and not by written consent.
PLAN OF DISTRIBUTION
We and/or the selling stockholder may sell the securities offered through this prospectus (i) to or through underwriters or dealers, (ii) directly to purchasers, including our affiliates, (iii) through agents, (iv) through a combination of any of these methods or (v) any other method permitted by applicable law. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. The prospectus supplement will include the following information:

•	the terms of the offering;

•	the names of any underwriters or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price of the securities;

•	any over-allotment options under which underwriters may purchase additional securities;

•	the net proceeds from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers;

•	any commissions paid to agents; and

•	any securities exchange or market on which the securities may be listed.
Sale Through Underwriters or Dealers
Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.
If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us and/or the selling stockholder. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.
If dealers are used in the sale of securities offered through this prospectus, we and/or the selling stockholder will sell the securities to them as principals. The dealers may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.
In compliance with the guidelines of the Financial Industry Regulatory Authority, or “FINRA,” the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the offering proceeds from any offering pursuant to this prospectus and any applicable prospectus supplement.
If 5% or more of the net proceeds of any offering of our common stock made under this prospectus will be received by a FINRA member participating in the offering or affiliates or associated persons of such FINRA member, the offering will be conducted in accordance with FINRA Rule 5121.
Direct Sales and Sales Through Agents
We and/or the selling stockholder may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.
We and/or the selling stockholder may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

Delayed Delivery Contracts
If the prospectus supplement indicates, we and/or the selling stockholder may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.
Market Making, Stabilization and Other Transactions
We may elect to list offered securities on an exchange or in the over-the-counter market. Any underwriters that we and/or the selling stockholder use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.
Certain persons participating in an offering may engage in overallotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with rules and regulations under the Exchange Act. Overallotment involves the sale in excess of the offering size, which create a short position. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.
Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.
General Information
Agents, underwriters, and dealers may be entitled, under agreements entered into with us and/or the selling stockholder, to indemnification by us and/or the selling stockholder against certain liabilities, including liabilities under the Securities Act. Our and/or the selling stockholder’s agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us and/or the selling stockholder, in the ordinary course of business.
LEGAL MATTERS
The validity of the issuance of the securities offered by this prospectus will be passed upon for us by K&L Gates LLP, Los Angeles, California.
EXPERTS
The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2014, have been audited by RSM US LLP (formerly McGladrey LLP), an independent registered public accounting firm, as stated in their reports thereon incorporated by reference herein, and have been so incorporated in reliance upon such reports and upon the authority of such firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, along with other information, with the SEC. Our SEC filings are available to the public over the internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room.
This prospectus is part of a registration statement on Form S-3 that we filed with the SEC to register the securities offered hereby under the Securities Act of 1933, as amended. This prospectus does not contain all of the information included in the registration statement, including certain exhibits and schedules. You may obtain the registration statement and exhibits to the registration statement from the SEC at the address listed above or from the SEC’s internet site.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
This prospectus is part of a registration statement filed with the SEC. The SEC allows us to “incorporate by reference” into this prospectus the information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. The following documents were filed with the SEC pursuant to the Exchange Act and are incorporated by reference and made a part of this prospectus:

•
Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed on March 23, 2015, including certain information incorporated by reference therein from our Definitive Proxy Statement for our 2014 annual meeting of stockholders filed on April 21, 2014;

•
Quarterly Reports on Form 10-Q for the fiscal periods ended: (i) March 31, 2015, as filed with the SEC on May 11, 2015; (ii) June 30, 2015, as filed with the SEC on August 11, 2015; and (iii) September 30, 2015, as filed with the SEC on November 10, 2015.

•	Current Reports on Form 8-K, as filed with the SEC on January 28, 2015 and June 15, 2015.

•	The description of our common stock contained in our Registration Statement on Form 8-A filed on July 10, 2014, including any amendments or reports filed for the purpose of updating such description.

•
all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (i) after the date on which the registration statement that includes this prospectus was initially filed with the SEC and prior to the effectiveness of such registration statement, and (ii) after the date of this prospectus and prior to the termination of this offering, unless otherwise stated therein.

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits, is not incorporated by reference in this prospectus.
Any statement contained herein or made in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, in any prospectus supplement, or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
We will provide without charge to each person to whom this prospectus is delivered, upon oral or written request, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the information that this prospectus incorporates). Written or telephone requests should be directed to: IRADIMED CORPORATION, 1025 Willa Springs Drive, Winter Springs, Florida 32708, Attn: Corporate Secretary. Our website address is www.iradimed.com/en-us/.
You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information different from that contained or incorporated by reference into this prospectus or any prospectus supplement. We will not make an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date of those documents.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
The following table sets forth the costs and expenses payable by the Registrant in connection with this offering, all of which are estimated except for the SEC and FINRA fees.

Item	Amount
SEC registration fee	$7,895
FINRA filing fee	11,000
Printing and engraving expenses	5,000
Legal fees and expenses	60,000
Accounting fees and expenses	10,000
Miscellaneous expenses	1,000
Total	$94,895
Item 15. Indemnification of Directors and Officers.
Section 102 of the Delaware General Corporation Law permits a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his or her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporation law or obtained an improper personal benefit. The Registrant’s certificate of incorporation provides that, to the fullest extent permitted by Delaware General Corporation Law, its directors shall not be liable for monetary damages for breach of the directors’ fiduciary duty as a director. This provision in the certificate of incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of nonmonetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to the Registrant or its stockholders, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of the law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director’s responsibilities under any other law, such as the federal securities laws.
Section 145 of the Delaware General Corporation Law provides that a corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he or she is or is threatened to be made a party by reason of such position, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.
The Registrant’s bylaws also provide for the indemnification of its directors to the fullest extent permitted by the Delaware General Corporation Law. The Registrant’s certificate of incorporation and bylaws further provide that its board of directors will indemnify, in the manner and to the fullest extent permitted by Delaware Law any person (or the estate of such person) who is or was a party to, or is threatened to be made party to, any threatened, pending or completed action, suit or proceeding by reason of the fact that such person is or was a director or officer of the corporation, or is or was serving at the request of the company as a director or officer of another corporation, partnership, joint venture, trust or other enterprise. The Registrant is required to advance, prior to the final disposition of any proceeding, promptly on request, all expenses incurred by any director or executive officer in connection with that proceeding on receipt of an undertaking by or on behalf of that director or executive officer to repay those amounts if it should be determined ultimately that he or she is not entitled to be indemnified under the bylaws or otherwise. The Registrant is not, however, required to advance any expenses in connection with any proceeding if a determination is reasonably and promptly made by its board of directors, by a majority vote of a quorum of disinterested Board members or by independent legal counsel that (i) the party seeking an advance acted in bad faith or deliberately breached his or her duty to us or our stockholders and (ii) as a result of such actions by the party seeking an advance, it is more likely than not that it will ultimately be determined that such party is not entitled to indemnification pursuant to the applicable sections of its bylaws.
The Registrant has been advised that in the opinion of the Securities and Exchange Commission, insofar as indemnification for liabilities arising under the Securities Act may be permitted to its directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event a claim for indemnification against such liabilities (other than the Registrant’s payment of expenses incurred or paid by its director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by the Registrant is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
The Registrant maintains a directors’ and officers’ insurance policy. The policy insures directors and other officers against unindemnified losses arising from certain wrongful acts in their capacities as directors and officers and reimburses the Registrant for those losses for which the Registrant has lawfully indemnified its directors and officers. The policy contains various exclusions.

Item 16. Exhibits.

Exhibit Number	Description of Document
5.1	Opinion of K&L Gates LLP.
23.1	Consent of RSM US LLP.
23.2	Consent of K&L Gates LLP (incorporated from Exhibit 5.1).
24.1	Power of Attorney (included on signature page).

Item 17. Undertakings

(a)    The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
 (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b) That for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
(d) The undersigned registrant hereby undertakes that:
(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.
(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Winter Springs, Florida on December 3, 2015.

IRADIMED CORPORATION

By:	/s/ Roger Susi

Name:	Roger Susi
Title:	President, Chief Executive Officer and Director
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Roger Susi	President, Chief Executive Officer and Director	December 3, 2015
Roger Susi	(Principal Executive Officer)

/s/ Chris Scott	Chief Financial Officer and Corporate Secretary	December 3, 2015
Chris Scott	(Principal Financial and Accounting Officer)

/s/ James Hawkins	Director	December 3, 2015
James Hawkins

/s/ Serge Novovich	Director	December 3, 2015
Serge Novovich

/s/ Monty Allen	Director	December 3, 2015
Monty Allen